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                                                                    EXHIBIT 12.1


                 THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                 ($ in millions)


                                                                                YEAR ENDED NOVEMBER
                                                              -----------------------------------------------------
                                                               2000        1999        1998       1997       1996
                                                              -------    --------     -------    -------    -------
Net earnings                                                  $ 3,067    $  2,708     $ 2,428    $ 2,746    $ 2,399
Add:
     Provision/(benefit) for taxes                              1,953        (716)        493        268        207
     Portion of rents representative of an interest factor         80          51          35         29         28
     Interest expense on all indebtedness                      16,410      12,018      13,958     12,986     11,160
                                                              -------    --------     -------    -------    -------
Earnings, as adjusted                                         $21,510    $ 14,061     $16,914    $16,029    $13,794
                                                              =======    ========     =======    =======    =======

Fixed charges:
     Portion of rents representative of an interest factor    $    80    $     51     $    35    $    29    $    28
     Interest expense on all indebtedness                      16,410      12,018      13,958     12,986     11,160
                                                              -------    --------     -------    -------    -------
Fixed charges                                                 $16,490    $ 12,069     $13,993    $13,015    $11,188
                                                              =======    ========     =======    =======    =======
Ratio of earnings to fixed charges                               1.30 x      1.16 x      1.21 x     1.23 x     1.23 x
                                                              =======    ========     =======    =======    =======